Exhibit 5













                                                     July 1, 2003



        Research Frontiers Incorporated
        240 Crossways Park Drive
        Woodbury, New York 11797


        Gentlemen:

             I am the President and General Counsel of Research
        Frontiers Incorporated (the "Company"), a Delaware corporation, and render this opinion in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of 600,000 shares of the Company's common stock, $.0001 par value (the "Common Stock"), to be offered for sale by the Company upon the exercise of certain stock options ("Options") from time to time granted under the Company's 1998 Stock Option Plan.

             I have examined the Company's Certificate of Incorporation and By-Laws, both as amended, and minute books and such other documents and records as I have deemed necessary and relevant as a basis for my opinions hereinafter set forth. For the purposes of this opinion, I have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to me for review or examination as copies.

             Based on the foregoing and having regard to such legal considerations as I have deemed relevant, it is my opinion that:

             1. The Company is a corporation duly organized under the laws of the State of Delaware.

             2. The Common Stock covered by the Registration Statement has been validly authorized.

             3. When the Common Stock has been duly registered under the Act, when certificates for the Common Stock have been duly delivered, and when the Company shall have received the consideration to be received by it pursuant to and upon exercise of the related warrants and Options,the Common Stock will be validly issued,fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.

             I hereby consent to the inclusion of this opinion in the Registration Statement and to the references to me contained therein.

                                  Very truly yours,

                                  /s/ Joseph M. Harary

                                  Joseph M. Harary, Esq.
                                  President and General Counsel